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                                                                     EXHIBIT 2.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation in this Form 20-F of our report dated February 14, 2000 and to the incorporation by reference of our report included in this Form 20-F, into the Company's previously filed Registration Statements on Form S-8, File No. 33-28473,
Form S-8, File No. 333-6958, Form S-8, File No. 333-11178, Form F-3, File
No. 33-51798, Form F-3, File No. 33-96994, and Form F-3, File No. 333-6960. It
should be noted that we have not audited any financial statements of the Company subsequent to November 30, 1999 or performed any audit procedures subsequent to the date of our report.

                                                         /s/ Arthur Andersen LLP

New York, New York
May 22, 2000